[LETTERHEAD OF TROOP STEUBER PASICH REDDICK & TOBEY]






December 31, 1998                                                   Exhibit 5.1

Brilliant Digital Entertainment, Inc.
6355 Topanga Canyon Blvd., Suite 120
Woodland Hills, California  91367

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to which this letter is attached as Exhibit
5.1 filed by Brilliant Digital Entertainment, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 1,906,000 shares of Common Stock of the Company and any additional shares of Common Stock of the Company which may be issued pursuant to Rule 462(b) under the Act (the "Shares").

         We are of the opinion that the Shares have been duly authorized and upon issuance and sale, the Shares will be validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                                    Respectfully submitted,


                                    /S/ TROOP STEUBER PASICH REDDICK & TOBEY
                                    TROOP STEUBER PASICH REDDICK & TOBEY, LLP